STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

SURGE HOLDINGS, INC.

NV

Job:C20180329-2158
March 29, 2018

Special Handling Instructions:
1FSC, EMAIL, DRR, 3/29/18

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amended Designation	20180143143-37	3/29/2018 2:15:44 PM	1	$175.00	$175.00
2 Hour Expedite	20180143143-37	3/29/2018 2:15:44 PM	1	$500.00	$500.00
Total					$675.00

Payments

Type	Description	Amount
Credit	5223602440976551303017	$675.00
Total		$675.00

Credit Balance: $0.00

Job Contents:

File Stamped Copy 1

SURGE HOLDINGS, INC.

NV

150303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20180143143-37
Barbara K. Cegavske	Filing Date and Time
Secretary of State	03/29/2018 2:15 PM
State of Nevada	Entity Number
	E0618992006-3

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:
Surge Holdings, Inc. (formerly known as KSIX Media Holdings, Inc.)

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:
Series "A" Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:
1) Paragraph 2 of the Certificate of Designation is amended to increase the designation of Series "A" Preferred Stock from ten million (10,000,000) shares to thirteen million (13,000,000) shares.

2) The Addendum to Part #1 of the Certificate of Designation (specifically including Section 1 of the Addendum is amended to increase the designation of Series "A" Preferred Stock from ten million (10,000,000) shares to thirteen million (13,000,000) shares.

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X /s/ Kevin Brian Cox

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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Nevada Secretary of State NRS Amend Designation - After
Revised: 1-5-15